Exhibit Number
99.1

Investor Contact:	Kevin Hammons
President and
Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES SECOND QUARTER

ENDED JUNE 30, 2024 RESULTS

FRANKLIN, Tenn. (July 24, 2024) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2024.

The following highlights the financial and operating results for the three months ended June 30, 2024.

•
Net operating revenues totaled $3.140 billion.
•
Net loss attributable to Community Health Systems, Inc. stockholders was $(13) million, or $(0.10) per share (diluted), compared to $(38) million, or $(0.29) per share (diluted), for the same period in 2023. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.17) per share (diluted), compared to $(0.22) per share (diluted) for the same period in 2023.
•
Adjusted EBITDA was $387 million.
•
Net cash provided by operating activities was $101 million for the three months ended June 30, 2024, compared to $86 million for the same period in 2023.
•
Completed a tack-on offering of an additional $1.225 billion of Senior Secured Notes due 2032 and used the proceeds primarily to redeem all remaining outstanding Senior Secured Notes due 2026 and to fund repurchases of other outstanding notes.
•
On a same-store basis, admissions increased 3.0 percent and adjusted admissions increased 3.2 percent, compared to the same period in 2023.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “Our team has delivered another solid quarter that includes same-store, year-over-year improvements in operating results, supported by strong volume growth and expense management. This progress further demonstrates our growth mindset and ability to consistently execute on strategic opportunities to enhance our services, care for our communities, and generate value for all of our stakeholders.”

Three Months Ended June 30, 2024

Net operating revenues for the three months ended June 30, 2024, totaled $3.140 billion, a 0.8 percent increase compared to $3.115 billion for the same period in 2023. On a same-store basis, net operating revenues increased 4.7 percent for the three months ended June 30, 2024, compared to the same period in 2023. Net operating revenues for the three months ended June 30, 2024, reflect a 2.8 percent decrease in admissions and a 2.4 percent decrease in adjusted admissions, compared to the same period in 2023. On a same-store basis, admissions increased 3.0 percent and adjusted admissions increased 3.2 percent for the three months ended June 30, 2024, compared to the same period in 2023.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

Net loss attributable to Community Health Systems, Inc. stockholders was $(13) million, or $(0.10) per share (diluted), for the three months ended June 30, 2024, compared to $(38) million, or $(0.29) per share (diluted), for the same period in 2023. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.17) per share (diluted) for the three months ended June 30, 2024, compared to $(0.22) per share (diluted) for the same period in 2023.

Adjusted EBITDA for the three months ended June 30, 2024, was $387 million compared to $373 million for the same period in 2023.

The decrease in net loss attributable to Community Health Systems, Inc. stockholders for the three months ended June 30, 2024, compared to the same period in 2023, is attributable, in part, to certain non-operating items, including a gain from early extinguishment of debt, as further discussed below, and period-over-period changes in impairment and (gain) loss on the sale of businesses, as well as a lower provision for income taxes. In addition, higher same-store volumes, increased reimbursement rates, a higher net benefit from supplemental reimbursement programs, reduced expense for contract labor and reductions in supplies expense contributed to a decrease in net loss attributable to Community Health Systems, Inc. stockholders and the increase in Adjusted EBITDA for the three months ended June 30, 2024, compared to the same period in 2023.

Six Months Ended June 30, 2024

Net operating revenues for the six months ended June 30, 2024, totaled $6.279 billion, a 0.9 percent increase compared to $6.223 billion for the same period in 2023. On a same-store basis, net operating revenues increased 5.2 percent for the six months ended June 30, 2024, compared to the same period in 2023. Net operating revenues for the six months ended June 30, 2024, reflect a 2.6 percent decrease in admissions and a 3.2 percent decrease in adjusted admissions, compared to the same period in 2023. On a same-store basis, admissions increased 3.4 percent and adjusted admissions increased 2.5 percent for the six months ended June 30, 2024, compared to the same period in 2023.

Net loss attributable to Community Health Systems, Inc. stockholders was $(55) million, or $(0.42) per share (diluted), for the six months ended June 30, 2024, compared to $(89) million, or $(0.68) per share (diluted), for the same period in 2023. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.31) per share (diluted) for the six months ended June 30, 2024, compared to $(0.65) per share (diluted) for the same period in 2023.

Adjusted EBITDA for the six months ended June 30, 2024, was $765 million compared to $707 million for the same period in 2023.

The decrease in net loss attributable to Community Health Systems, Inc. stockholders for the six months ended June 30, 2024, compared to the same period in 2023, is attributable, in part, to certain non-operating items, including a gain from early extinguishment of debt, as further discussed below, and period-over-period changes in impairment and (gain) loss on the sale of businesses, as well as a lower provision for income taxes. In addition, higher same-store volumes, increased reimbursement rates, a higher net benefit from supplemental reimbursement programs, reduced expense for contract labor and reductions in supplies expense contributed to a decrease in net loss attributable to Community Health Systems, Inc. stockholders and an increase in Adjusted EBITDA for the six months ended June 30, 2024, compared to the same period in 2023.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

Financing Activity

During the three months ended June 30, 2024, the Company completed a tack-on offering of $1.225 billion principal amount of its 10.875% Senior Secured Notes due 2032, which were originally issued in December 2023, and used the net proceeds to redeem all $1.116 billion of the remaining 8.000% Senior Secured Notes due 2026, to fund senior note repurchases in the amount of approximately $98 million for the extinguishment of $130 million principal amount of the 6⅞% Senior Notes due 2028, pay related fees and expenses, and for general corporate purposes. Together, these transactions resulted in the recognition of a net pre-tax gain from early extinguishment of debt of approximately $26 million during the three months ended June 30, 2024. In addition, during the three months ended June 30, 2024, the Company amended and restated its revolving asset-based loan facility to, among other things, extend the maturity to June 5, 2029.

Other

During 2024, through the date of this press release, the Company has not completed any hospital divestitures.

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested or closed in 2023.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust Purchasing Group, L.P. (“HealthTrust”) of a majority interest in CoreTrust Holdings, LLC (“CoreTrust”) completed during the fourth quarter of 2022. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net loss attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16, 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2024 updated annual earnings guidance. The 2024 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 40 distinct markets across 15 states. As of July 24, 2024, the Company’s subsidiaries own or lease 71 affiliated hospitals with more than 11,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, July 25, 2024 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2024. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net operating revenues	$3,140	$3,115	$6,279	$6,223
Net income (loss) (f)	26	2	20	(18)
Net loss attributable to Community Health Systems, Inc. stockholders	(13)	(38)	(55)	(89)
Adjusted EBITDA (c)	387	373	765	707
Net cash provided by operating activities	101	86	197	91

Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.10)	$(0.29)	$(0.42)	$(0.68)
Diluted (e), (f)	(0.10)	(0.29)	(0.42)	(0.68)

Weighted-average number of shares outstanding (d):
Basic	132	131	132	130
Diluted	132	131	132	130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Loss (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2024		2023
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,140	100.0%	$3,115	100.0%
Operating costs and expenses:
Salaries and benefits	1,329	42.3%	1,338	42.9%
Supplies	483	15.4%	504	16.2%
Other operating expenses	882	28.1%	836	26.8%
Lease cost and rent	73	2.3%	80	2.6%
Depreciation and amortization	125	4.0%	124	4.0%
Impairment and (gain) loss on sale of businesses, net (f)	10	0.3%	(13)	(0.4)%
Total operating costs and expenses	2,902	92.4%	2,869	92.1%
Income from operations (f)	238	7.6%	246	7.9%
Interest expense, net	216	6.9%	207	6.6%
Gain from early extinguishment of debt	(26)	(0.8)%	-	-%
Equity in earnings of unconsolidated affiliates	(2)	(0.1)%	(1)	(0.0)%
Income before income taxes	50	1.6%	40	1.3%
Provision for income taxes	24	0.8%	38	1.2%
Net income (f)	26	0.8%	2	0.1%
Less: Net income attributable to noncontrolling interests	39	1.2%	40	1.3%
Net loss attributable to Community Health Systems, Inc. stockholders	$(13)	(0.4)%	$(38)	(1.2)%
Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.10)		$(0.29)
Diluted (e), (f)	$(0.10)		$(0.29)
Weighted-average number of shares outstanding (d):
Basic	132		131
Diluted	132		131

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2024		2023
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$6,279	100.0%	$6,223	100.0%
Operating costs and expenses:
Salaries and benefits	2,696	43.0%	2,703	43.5%
Supplies	969	15.4%	1,011	16.2%
Other operating expenses	1,727	27.5%	1,671	26.9%
Lease cost and rent	151	2.4%	161	2.6%
Depreciation and amortization	241	3.8%	255	4.1%
Impairment and (gain) loss on sale of businesses, net (f)	27	0.4%	(35)	(0.6)%
Total operating costs and expenses	5,811	92.5%	5,766	92.7%
Income from operations (f)	468	7.5%	457	7.3%
Interest expense, net	426	6.9%	414	6.6%
Gain from early extinguishment of debt	(26)	(0.4)%	-	-%
Equity in earnings of unconsolidated affiliates	(4)	(0.1)%	(4)	(0.1)%
Income before income taxes	72	1.1%	47	0.8%
Provision for income taxes	52	0.8%	65	1.1%
Net income (loss) (f)	20	0.3%	(18)	(0.3)%
Less: Net income attributable to noncontrolling interests	75	1.2%	71	1.1%
Net loss attributable to Community Health Systems, Inc. stockholders	$(55)	(0.9)%	$(89)	(1.4)%
Loss per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$(0.42)		$(0.68)
Diluted (e), (f)	$(0.42)		$(0.68)
Weighted-average number of shares outstanding (d):
Basic	132		130
Diluted	132		130

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income (loss)	$26	$2	$20	$(18)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	3	(1)	2	2
Other comprehensive income (loss)	3	(1)	2	2
Comprehensive income (loss)	29	1	22	(16)
Less: Comprehensive income attributable to noncontrolling interests	39	40	75	71
Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(10)	$(39)	$(53)	$(87)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,
	Consolidated			Same-Store
	2024	2023	% Change	2024	2023	% Change
Number of hospitals (at end of period)	71	78		71	71
Licensed beds (at end of period)	11,868	12,735		11,868	11,934
Beds in service (at end of period)	10,068	10,843		10,068	10,135
Admissions	105,748	108,799	-2.8%	105,748	102,679	3.0%
Adjusted admissions	243,343	249,442	-2.4%	243,343	235,840	3.2%
Patient days	458,409	486,142		458,409	459,891
Average length of stay (days)	4.3	4.5		4.3	4.5
Occupancy rate (average beds in service)	50.0%	49.3%		50.0%	49.9%
Net operating revenues	$3,140	$3,115	0.8%	$3,140	$2,999	4.7%
Net inpatient revenues as a % of net operating revenues	47.1%	47.0%		47.1%	46.9%
Net outpatient revenues as a % of net operating revenues	52.9%	53.0%		52.9%	53.1%
Income from operations (f)	$238	$246	-3.3%
Income from operations as a % of net operating revenues	7.6%	7.9%
Depreciation and amortization	$125	$124
Net loss attributable to Community Health Systems, Inc. stockholders	$(13)	$(38)	65.8%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-0.4%	-1.2%
Adjusted EBITDA (c)	$387	$373	3.8%
Adjusted EBITDA as a % of net operating revenues	12.3%	12.0%
Net cash provided by operating activities	$101	$86	17.4%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Six Months Ended June 30,
	Consolidated			Same-Store
	2024	2023	% Change	2024	2023	% Change
Number of hospitals (at end of period)	71	78		71	71
Licensed beds (at end of period)	11,868	12,735		11,868	11,934
Beds in service (at end of period)	10,068	10,843		10,068	10,135
Admissions	212,803	218,423	-2.6%	212,803	205,851	3.4%
Adjusted admissions	479,280	495,275	-3.2%	479,284	467,413	2.5%
Patient days	952,233	994,067		952,233	939,059
Average length of stay (days)	4.5	4.6		4.5	4.6
Occupancy rate (average beds in service)	52.0%	50.6%		52.0%	51.2%
Net operating revenues	$6,279	$6,223	0.9%	$6,280	$5,969	5.2%
Net inpatient revenues as a % of net operating revenues	47.8%	47.1%		47.8%	47.0%
Net outpatient revenues as a % of net operating revenues	52.2%	52.9%		52.2%	53.0%
Income from operations (f)	$468	$457	2.4%
Income from operations as a % of net operating revenues	7.5%	7.3%
Depreciation and amortization	$241	$255
Net loss attributable to Community Health Systems, Inc. stockholders	$(55)	$(89)	38.2%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-0.9%	-1.4%
Adjusted EBITDA (c)	$765	$707	8.2%
Adjusted EBITDA as a % of net operating revenues	12.2%	11.4%
Net cash provided by operating activities	$197	$91	116.5%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$39	$38
Patient accounts receivable	2,195	2,231
Supplies	337	328
Prepaid income taxes	92	76
Prepaid expenses and taxes	244	260
Other current assets	292	275
Total current assets	3,199	3,208
Property and equipment	9,594	9,511
Less accumulated depreciation and amortization	(4,372)	(4,304)
Property and equipment, net	5,222	5,207
Goodwill	3,972	3,958
Deferred income taxes	29	29
Other assets, net	1,989	2,053
Total assets	$14,411	$14,455

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$27	$21
Current operating lease liabilities	114	124
Accounts payable	896	912
Accrued liabilities:
Employee compensation	499	571
Accrued interest	258	160
Other	378	354
Total current liabilities	2,172	2,142
Long-term debt (g)	11,504	11,466
Deferred income taxes	351	369
Long-term operating lease liabilities	542	563
Other long-term liabilities	721	739
Total liabilities	15,290	15,279
Redeemable noncontrolling interests in equity of consolidated subsidiaries	324	323
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $.01 par value per share, 300,000,000 shares authorized; 138,960,194 shares issued and outstanding at June 30, 2024, and 136,774,911 shares issued and outstanding at December 31, 2023	1	1
Additional paid-in capital	2,190	2,185
Accumulated other comprehensive loss	(13)	(14)
Accumulated deficit	(3,619)	(3,564)
Total Community Health Systems, Inc. stockholders’ deficit	(1,441)	(1,392)
Noncontrolling interests in equity of consolidated subsidiaries	238	245
Total stockholders’ deficit	(1,203)	(1,147)
Total liabilities and stockholders’ deficit	$14,411	$14,455

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$20	$(18)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	241	255
Deferred income taxes	(17)	29
Stock-based compensation expense	8	10
Impairment and (gain) loss on sale of businesses, net (f)	27	(35)
Gain from early extinguishment of debt	(26)	-
Other non-cash expenses, net	94	88
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	39	(2)
Supplies, prepaid expenses and other current assets	(23)	(73)
Accounts payable, accrued liabilities and income taxes	(88)	(130)
Other	(78)	(33)
Net cash provided by operating activities	197	91

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(1)	(15)
Purchases of property and equipment	(181)	(227)
Proceeds from disposition of hospitals and other ancillary operations	-	111
Proceeds from sale of property and equipment	4	24
Purchases of available-for-sale debt securities and equity securities	(23)	(99)
Proceeds from sales of available-for-sale debt securities and equity securities	32	137
Purchases of investments in unconsolidated affiliates	(4)	(7)
Increase in other investments	(34)	(29)
Net cash used in investing activities	(207)	(105)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(2)	(4)
Deferred financing costs and other debt-related costs	(9)	-
Proceeds from noncontrolling investors in joint ventures	1	3
Redemption of noncontrolling investments in joint ventures	(2)	(1)
Distributions to noncontrolling investors in joint ventures	(84)	(83)
Other borrowings	18	29
Issuance of long-term debt	1,296	-
Proceeds from ABL Facility	1,906	1,527
Repayments of long-term indebtedness	(3,113)	(1,457)
Net cash provided by financing activities	11	14

Net change in cash and cash equivalents	1	-
Cash and cash equivalents at beginning of period	38	118
Cash and cash equivalents at end of period	$39	$118

For footnotes, see pages 13, 14 and 15.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested or closed in 2023. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss attributable to Community Health Systems, Inc. stockholders:
Net income (loss)	$26	$2	$20	$(18)
Less: Income attributable to noncontrolling interests, net of taxes	39	40	75	71
Net loss attributable to Community Health Systems, Inc. stockholders — basic and diluted	$(13)	$(38)	$(55)	$(89)

(c)
EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust of a majority interest in CoreTrust completed during the fourth quarter of 2022. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss attributable to Community Health
Systems, Inc. stockholders	$(13)	$(38)	$(55)	$(89)
Adjustments:
Provision for income taxes	24	38	52	65
Depreciation and amortization	125	124	241	255
Net income attributable to noncontrolling interests	39	40	75	71
Interest expense, net	216	207	426	414
Gain from early extinguishment of debt	(26)	-	(26)	-
Impairment and (gain) loss on sale of businesses, net	10	(13)	27	(35)
Expense from government and other legal matters and related costs	-	-	-	10
Expense from business transformation costs	12	6	25	6
Expense related to employee termination benefits and other restructuring charges	-	9	-	10
Adjusted EBITDA	$387	$373	$765	$707

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Weighted-average number of shares outstanding - basic	132	131	132	130
Add effect of dilutive securities:
Stock awards and options	-	-	-	-
Weighted-average number of shares outstanding - diluted	132	131	132	130

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CYH Announces Second Quarter 2024 Results

July 24, 2024

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for the three and six months ended June 30, 2024 and 2023, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 864,816 shares and 202,182 shares during the three months ended June 30, 2024 and 2023, respectively, and 654,307 shares and 335,188 shares during the six months ended June 30, 2024 and 2023, respectively.

(e)
The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss per share (diluted), as reported	$(0.10)	$(0.29)	$(0.42)	$(0.68)
Adjustments:
Gain from early extinguishment of debt	(0.20)	-	(0.20)	-
Impairment and (gain) loss on sale of businesses, net	0.06	(0.02)	0.16	(0.13)
Expense from government and other legal matters and related costs	-	-	-	0.06
Expense from business transformation costs	0.07	0.04	0.15	0.04
Expense related to employee termination benefits and other restructuring charges	-	0.05	-	0.06
Net loss per share (diluted), excluding adjustments	$(0.17)	$(0.22)	$(0.31)	$(0.65)

(f)
Both income from operations and net income (loss) included a net non-cash impairment expense of $10 million and income of $13 million for the three months ended June 30, 2024 and 2023, respectively, and a net non-cash impairment expense of $27 million and income of $35 million for the six months ended June 30, 2024 and 2023, respectively. The impairment expense for 2024 was primarily to reduce the carrying value of several assets that were idled, disposed of or held-for-sale. The income for 2023 was primarily from gains on the sale of certain businesses during the periods and also impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for closure, sale or sold. These gains and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At June 30, 2024, the Company had outstanding borrowings of $273 million and approximately $599 million of additional borrowing capacity (after taking into consideration $67 million of outstanding letters of credit) under the ABL Facility.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2024. These projections update selected guidance provided on February 20, 2024, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2024 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2024 Projection Range
Net operating revenues (in millions)	$12,500	to	$12,700
Adjusted EBITDA (in millions)	$1,520	to	$1,600
Net loss per share - diluted	$(0.45)	to	$(0.30)
Weighted-average diluted shares (in millions)	132	to	133

The following assumptions were used in developing the 2024 guidance provided above:

•
The Company’s projections exclude the following:

•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Impairment of goodwill and long-lived assets;
•
The impact of any potential future divestitures;
•
Gains or losses from the sales of businesses;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures;
•
Expense for third-party consulting costs associated with significant process and systems redesign across multiple functions as part of the Company's previously disclosed business transformation initiative; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•
Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.0% for 2024. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•
Interest expense is estimated to be between $850 million and $865 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $730 million to $740 million. Total fixed rate debt is expected to average approximately 98% of total debt during 2024.

•
Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.2% to 1.3% for 2024.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

•
Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.9% to 1.0% for 2024.

A reconciliation of the Company’s projected 2024 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2024
	Low	High
Net loss attributable to Community Health Systems, Inc.
stockholders (1)	$(59)	$(46)
Adjustments:
Depreciation and amortization	465	480
Interest expense, net	850	865
Provision for income taxes	114	136
Net income attributable to noncontrolling interests	150	165
Adjusted EBITDA (1)	$1,520	$1,600

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses and expense from government and other legal matters and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

2024
Guidance
Total	$350	to	$400

•
Net cash provided by operating activities, including estimated cash payments for income taxes of $150 million to $200 million, are projected as follows (in millions):

2024
Guidance
Total	$500	to	$650

•
Diluted weighted-average shares outstanding are projected to be approximately 132 million to 133 million for 2024.

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CYH Announces Second Quarter 2024 Results

July 24, 2024

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact of current negative macroeconomic conditions, inflationary conditions, the current high interest rate environment, and current geopolitical instability, as well as the potential impact on us of political, financial, credit and capital conditions;
•
the impact of current or future federal and state health reform initiatives;
•
the extent to and manner in which states adopt changes to Medicaid programs, implement health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;
•
potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;
•
our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;

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CYH Announces Second Quarter 2024 Results

July 24, 2024

•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;
•
the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;
•
changes in medical or other technology;
•
any failure of our ongoing process of redesigning and consolidating key business functions, including through the implementation of a new core enterprise resource planning system, to proceed as expected or to be completed successfully;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

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CYH Announces Second Quarter 2024 Results

July 24, 2024

•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors and officers liability insurance;
•
timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, or outbreaks of infectious diseases on our business, results of operations, financial condition, and/or cash flows;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2024 and other filings filed with the SEC.

The consolidated operating results for the three and six months ended June 30, 2024, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2024 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-